As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333- __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEAFBUYER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	38-3944821
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification No.)

6888 S. Clinton Street, Suite 300, Greenwood Village, CO	80108
(Address of Principal Executive Offices)	(Zip code)

Leafbuyer Technologies, Inc. Amended and Restated 2017 Equity Incentive Plan

(Full title of the Plan)

Kurt Rossner

Chief Executive Officer

Leafbuyer Technologies, Inc.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80108

(Name and address of agent for service)

(720) 235-0099

(Telephone number, including area code, of agent for service)

Copies to:

Ken Bart, Esq.

Bart and Associates, LLC

1213 Culbreth Drive, Suite 346

Wilmington, NC 28405

720-226-7511

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	10,000,000	$1.04	$10,400,000	$1,260.48

_________

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Leafbuyer Technologies, Inc. Amended and Restated 2017 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of the last reported sale price of a share of common stock, par value $0.001 per share, of Leafbuyer Technologies, Inc., as reported by the OTC Markets on April 22, 2019.

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EXPLANATORY NOTE

Leafbuyer Technologies, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register 10,000,000 shares of common stock available for issuance under the Leafbuyer Technologies, Inc. Amended and Restated 2017 Equity Incentive Plan (the “Plan”). The Plan supersedes the Leafbuyer Technologies, Inc. 2017 Equity Incentive Plan (the “Original Plan”), which was included as Exhibit 10.1 to the Form S-8 registration statement filed on February 28, 2018 (File No. 333-223317).

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Company’s Form S-8 filed with the Commission on February 28, 2018 (File No. 333-223317), except in each case for Item 8, Exhibits, and in each case as modified or superseded pursuant to Rule 412 under the Securities Act of 1933.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be delivered to participants in the Leafbuyer Technologies, Inc. Amended and Restated 2017 Equity Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following document(s) previously filed with the SEC by Leafbuyer Technologies, Inc., a Nevada corporation (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K, for the fiscal year ended June 30, 2018, filed with the SEC on September 28, 2018;

(2)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2018, September 30, 2018, March 31, 2018 and December 31, 2017 filed with the SEC on February 14, 2019, November 14, 2018, May 17, 2018 and February 14, 2018, respectively;

(3)	The Company’s Current Reports on Form 8-K, filed with the SEC on April 20, 2018, October 19, 2018, and November 13, 2018;

(4)

The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is contained in the Company’s Registration Statement on Form S-1 (File No. 333-206745), filed with the SEC on September 3, 2015, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Current Reports on Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2017).

3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on February 28, 2018).

5.1	Opinion of Counsel

10.1	Leafbuyer Technologies, Inc. Amended and Restated 2017 Equity Incentive Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Bart and Associates, LLC (included as part of Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 30th day of April, 2019.

LEAFBUYER TECHNOLOGIES, INC.

By:	/s/ Kurt Rossner
Name:	Kurt Rossner
Title:	Chief Executive Officer, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kurt Rossner, acting individually, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ Kurt Rossner	Chief Executive Officer and President (principal executive officer)	April 30, 2019
Kurt Rossner

/s/ Mark Breen	Chief Financial Officer (principal financial officer and principal accounting officer)	April 30, 2019
Mark Breen

/s/ Michael Goerner	Treasurer, Chief Technology Officer and Director	April 30, 2019
Michael Goerner

/s/ Jeffrey Rudolph	Director	April 30, 2019
Jeffrey Rudolph

/s/ Kristin Baca	Director	April 30, 2019
Kristin Baca

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EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2017)

3.2	By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015)

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on February 28, 2018)

5.1	Opinion of Counsel

10.1	Leafbuyer Technologies, Inc. Amended and Restated 2017 Equity Incentive Plan

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Bart and Associates, LLC (included as part of Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

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